Exhibit 10.1

PALADIN REALTY INCOME PROPERTIES INC.

AMENDMENT TO DEALER MANAGER AGREEMENT

February 28, 2007

Prospect Financial Advisors, LLC

11355 West Olympic Boulevard, Suite 220

Los Angeles, CA 90064

Ladies and Gentlemen:

Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), Paladin Realty Income Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), Paladin Realty Advisors, LLC, a Delaware limited liability company (the “Advisor”) and Prospect Financial Advisors, LLC, a Delaware limited liability company (the “Dealer Manager”) previously entered into that certain Dealer Manager Agreement dated February 28, 2005 (the “Agreement”). The Company, the Operating Partnership, the Advisor and the Dealer Manager are sometimes hereinafter referred to individually as a “party” or collectively as the “parties.”

The parties hereby acknowledge and agree that the term of the Agreement shall expire on February 28, 2007. The parties wish to extend the term of the Agreement, on the terms and conditions set forth in this letter (the “Amendment”), on a “non-exclusive” basis. All terms not defined herein shall have the same meaning as in the Agreement. Except as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

The Company, the Operating Partnership, the Advisor and the Dealer Manager hereby jointly and severally agree as follows:

1. Obligations and Compensation of Dealer Manager. Section 4.1 of the Agreement is hereby amended to read in its entirety as follows:

“4.1.(a) The Company hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the Effective Date and ending on February 28, 2007 (the “Offering Period”) to solicit and to cause Participating Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Offering Period. The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Participating Dealers whom the Dealer Manager may retain, each of which shall be members of the NASD in good standing, pursuant to an executed Dealer Agreement with such Participating Dealer. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. Notwithstanding the foregoing, commencing on February 28, 2007, the Dealer Manager’s obligations under this Agreement shall consist of acting as the “non-exclusive” agent of the Company, at the same rate of compensation provided under Section 4.5 and reimbursement of costs and expenses provided under Section 3, for the sole purpose of assisting Participating Dealers in processing subscriptions.

(b) The Dealer Manager represents to the Company that (i) it is a member of the NASD in good standings, (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, Commission rules and regulations and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares.”

2. Term and Termination.

(a) Section 11.2 of the Agreement is hereby amended to read, in its entirety, as follows:

“11.2 The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate escrow account, (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering (the “Termination List”), and (iv) notify Participating Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. Upon a termination of this Agreement on or after May 31, 2007, the Dealer Manager shall use its reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.”

(b) Section 11 of the Agreement is hereby amended by the addition of new subparagraph 11.4 to read, in its entirety, as follows:

“11.4. This Agreement (i) may be terminated, commencing on and after May 31, 2007, by either the Company or the Dealer Manager, with or without cause, upon thirty (30) days prior written notice to the other party and (ii) shall terminate immediately upon the effective date of the appointment by the Company of an “exclusive” agent and distributor to assume and/or perform the rights, duties and obligations of the Dealer Manager under this Agreement. In consideration of the Dealer Manager’s agreement to extend the term of the Agreement, on a non-exclusive basis, beyond February 28, 2007, each of the Company, the Operating Partnership and the Advisor (collectively, the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Dealer Manager from any and all claims, demands, liabilities, suits or damages of any type or kind, whether in law or in equity, known or unknown, suspected or unsuspected, of any type or nature which the Releasors, either jointly or severally, may have or may in the future have against the Dealer Manager, including any obligations of the Dealer Manager under Section 5.2, resulting from, arising out of or in connection with any event, act, omission or circumstance occurring or prevailing up to and including February [28], 2007. Upon termination of this Agreement, in consideration of the Dealer Manager’s cooperation to accomplish an orderly transfer of management of the Offering to a party designated by the Company, including assignment by the Dealer Manager of its rights, duties and obligations under Participating Dealer Agreements, each of the Releasors hereby covenants and agrees that it shall also execute a general release in the form set forth in this Section 11.4, which general release shall be effective for the period up to and including the date of termination of this Agreement. The Releasors hereby acknowledge and agree that the foregoing covenant to provide such general release upon termination is a material inducement to the Dealer Manager’s agreement to extend the term of the Agreement. Each of the Releasors hereby waives and relinquishes all rights and benefits afforded by California Civil Code Section 1542 (“Section 1542”) and does so understanding and acknowledging the significance and consequences of the specific waiver of Section 1542. Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

[Signature Page Follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement between us as of the date first above written.

PALADIN REALTY INCOME PROPERTIES, INC.

By:	/s/ Michael Lenard
Name:	Michael Lenard
Title:	Executive Vice President

PALADIN REALTY INCOME PROPERTIES, L.P.

By:	/s/ Michael Lenard
Name:	Michael Lenard
Title:	Executive Vice President

PALADIN REALTY ADVISORS, LLC

By:	/s/ Michael Lenard
Name:	Michael Lenard
Title:	Executive Vice President

Accepted and agreed as of the date first above written:

PROSPECT FINANCIAL ADVISORS, LLC

By:	/s/ Scott E. Wendelin
Name:	Scott E. Wendelin
Title:	Senior Managing Director and CEO